SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported) January 5, 1995

                                 NIKE, INC.
             (Exact name of registrant as specified in its charter)


         Oregon                   1-10635                  93-0584541
(State of incorporation)      (Commission File           (IRS Employer
                                   Number)              Identification
No.)

 One Bowerman Drive, Beaverton, Oregon                      97005-6453
(Address of principal executive offices)                     (Zip
Code)


                               (503) 671-6453
             (Registrant's telephone number, including area code)

Item 5.  OTHER EVENTS

The Registrant issued the following press release on January 9, 1995

  BEAVERTON, OR -- January 9, 1995 -- NIKE, Inc. (NYSE: NKE) and Canstar Sports Inc. today announced that they have entered into a Business Combination Agreement, and NIKE has commenced its tender offer, effective January 6, 1995, to acquire all of the outstanding common shares of Canstar at the price of Canadian $27.50 per share. The Business Combination Agreement will facilitate NIKE's plan to acquire Canstar.

As previously announced, NIKE entered into an agreement on December 14, 1994, with the principal shareholders of Canstar, including companies owned or controlled by Canstar Chairman Icaro Olivieri, who together own approximately 46 percent of Canstar's outstanding shares, to acquire those shares at the same price of Canadian $27.50 per share.

Canstar's Board of Directors has recommended to Canstar shareholders that they accept NIKE's offer, and Canstar's financial advisor, RBC Dominion Securities, has provided the Canstar Board with its opinion that NIKE's offer is fair from a financial point of view to Canstar's shareholders.

The NIKE tender offer will be open for acceptance until 4:30 p.m. Vancouver time on February 9, 1995 unless withdrawn or extended. The offer is subject to NIKE acquiring at least 80 percent of all the outstanding Canstar shares, and to regulatory approvals and other customary conditions.

NIKE also said that Wood Gundy Inc. of Toronto will act as Dealer
Manager for the tender offer.

Canstar manufactures and distributes ice skates under the Bauer, Micron, Mega, Daoust and Lange brand names; in-line roller skates and protective gear under the Bauer brand name; Cooper and Flak hockey protective equipment; Cooper and Bauer hockey sticks; Bauer hockey jerseys and accessories; and Tuuk, ICM and John Wilson skate blades. Canstar also offers a full selection of products for street, roller and field hockey. Canstar Sports Inc. is listed on The Toronto Stock Exchange and The Montreal Exchange (HKY), and are quoted on the NASDAQ national market (HKYIF) in the U.S.

NIKE, Inc., based in Beaverton, Oregon, is the world's leading designer and marketer of authentic athletic footwear, apparel and accessories for a wide variety of sports and fitness activities. The company also markets a line of high-quality men's and women's dress and casual shoes through its Cole Haan subsidiary based in Yarmouth, Maine and a full range of licensed headwear through its Sports Specialties subsidiary based in Irvine, California. Total revenues for the trailing twelve months ended November 30, 1994, were $4.1 billion.


 Item 7.   Financial Statements and Exhibits

     (c)  Exhibits:

    2.1 Lock Up Agreement between NIKE, Inc. and Canstar
        Sports Inc. dated December 15, 1995.

    2.2 Business Combination Agreement between NIKE, Inc.
        and Canstar Sports Inc. dated January 5, 1995.

    3.1 Restated Articles of Incorporation, as amended
        (incorporated by reference from Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1988 and Exhibit 4.1 to the Company's
        Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1990).

    3.2 Second Restated Bylaws, as amended (incorporated by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1993).

    4.1 Articles IV, VI, VII, VIII and X of the Restated
        Articles of Incorporation, as amended (see Exhibit 3.1).

    4.2 Articles II, III, VII, IX and X of the Second Restated
        Bylaws, as amended (see Exhibit 3.2).